EXHIBIT 99

SPS Commerce Reports First Quarter 2011 Financial Results

Company Delivers 41st Consecutive Quarter of Revenue Growth and 24% Recurring Revenue Growth Over 2010

MINNEAPOLIS, April 28, 2011 (GLOBE NEWSWIRE) -- SPS Commerce (Nasdaq:SPSC), a leading provider of on-demand supply chain management solutions, today announced financial results for the first quarter ended March 31, 2011.

Revenue was $12.6 million in the first quarter of 2011, compared to $10.2 million in the first quarter of 2010, reflecting 23% growth in revenue from the first quarter 2010. Recurring revenue grew 24% from the first quarter of 2010.

Net income in the first quarter of 2011 was $492,000 or $0.04 per diluted share, compared to net income of $919,000, or $0.10 per diluted share, in the first quarter of 2010. Non-GAAP net income per diluted share was $0.06, compared to non-GAAP net income per diluted share of $0.10 in the first quarter of 2010. Adjusted EBITDA for the first quarter of 2011 was $1.2 million, compared to $1.4 million for the first quarter of 2010.

"Our proven value proposition and viral platform continue to drive increases in the number of SPS Commerce customers and wallet share, leading to our strong first quarter results," said Archie Black, President and CEO of SPS Commerce. "We will continue to focus on making strategic investments across the business, especially in sales and marketing, to drive profitable growth and expand our market leadership."

Guidance

For the second quarter of 2011, revenue is expected to be in the range of $12.9 million to $13.1 million, representing growth of 18% to 20% compared to the second quarter of 2010. Second quarter net income per diluted share is expected to be in the range of $0.02 to $0.03. Non-GAAP net income per diluted share is expected to be in the range of $0.06 to $0.07. Adjusted EBITDA is expected to be in the range of $1.2 to $1.3 million. Non-cash, share-based compensation expense is expected to be approximately $500,000.

For the full year of 2011, revenue is expected to be in the range of $52.7 to $53.2 million, representing growth of 18% to 19% compared to the full year of 2010. Full year net income per diluted share is expected to be in the range of $0.16 to $0.20. Non-GAAP net income per diluted share is expected to be in the range of $0.29 to $0.33. Adjusted EBITDA is expected to be in the range of $5.7 to $6.1 million. Non-cash, share-based compensation expense is expected to be approximately $1.8 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events & Presentations menu. An audio replay will be available between 6:30 p.m. CT April 28, 2011 and 10:59 p.m. CT May 12, 2011 by calling (800) 642-1687 or (706) 645-9291, with Conference ID 55924844. The replay will also be available on the Company's website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is a leading provider of on-demand supply chain management solutions, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. We deliver our solutions over the Internet using a Software-as-a-Service model to improve the way suppliers, retailers, distributors and other customers manage and fulfill orders. Our SPSCommerce.net platform features pre-built integrations used by current and new customers alike, spanning 3,000 order management models across 1,500 retailers, grocers and distributors, as well as integrations to over 100 accounting, warehouse management, enterprise resource planning, and packing and shipping applications. More than 38,000 customers across more than 40 countries have used SPSCommerce.net, making it one of the largest trading partner integration centers. SPS Commerce has 41 consecutive quarters of increased revenues and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

The SPS Commerce logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7184

SPS Commerce is a registered trademark of SPS Commerce, Inc. SPSCommerce.net and the SPS Commerce logo are the property of SPS Commerce, Inc.

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

EBITDA consists of net income plus depreciation and amortization, interest expense, interest income and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP net income per share consists of net income plus non-cash, stock-based compensation expense and amortization expense related to intangible assets divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP net income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release. The following tables provide reconciliations of net income to Adjusted EBITDA and non-GAAP net income per share:

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010

Net income	$ 492	$ 919
Depreciation and amortization	422	342
Interest expense	--	45
Interest income	(32)	--
Income tax expense	29	65

EBITDA	911	1,371
Non-cash, stock-based compensation expense	312	51

Adjusted EBITDA	$ 1,223	$ 1,422

Net income	$ 492	$ 919
Non-cash, stock-based compensation expense	312	51
Amortization of intangible assets	--	--

Non-GAAP net income	$ 804	$ 970

Shares used to compute non-GAAP net income per share
Basic	11,864	327
Diluted	12,698	9,525

Non-GAAP net income per share
Basic	$ 0.07	$ 2.97
Diluted	$ 0.06	$ 0.10

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce, divisions and concepts to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2010, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

SPS-F

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	March 31,	December 31,
	2011	2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 40,447	$ 40,473
Accounts receivable, less allowance for doubtful accounts of $200 and $209	6,356	5,574
Deferred costs, current	4,887	4,720
Prepaid expenses and other current assets	1,234	874
Total current assets	52,924	51,641
PROPERTY AND EQUIPMENT, net	2,826	2,760
GOODWILL	1,166	1,166
INTANGIBLE ASSETS, net	290	290
OTHER ASSETS
Deferred costs, net of current portion	2,031	1,943
Other non-current assets	80	80
	$ 59,317	$ 57,880

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Capital lease obligations, current	$ --	$ 122
Accounts payable	1,579	998
Accrued compensation and benefits	3,362	3,577
Accrued expenses and other current liabilities	944	807
Deferred revenue, current	3,549	3,585
Total current liabilities	9,434	9,089

OTHER LIABILITIES
Deferred revenue, less current portion	5,302	5,002
Other non-current liabilities	244	281
Total liabilities	14,980	14,372

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	--	--
Common stock, $0.001 par value; 55,000,000 shares authorized; 11,881,688 and 11,849,572 shares issued and outstanding, respectively	12	12
Additional paid-in capital	106,601	106,264
Accumulated deficit	(62,276)	(62,768)
Total stockholders' equity	44,337	43,508
	$ 59,317	$ 57,880

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010

Revenues	$ 12,649	$ 10,243
Cost of revenues	3,321	2,981
Gross profit	9,328	7,262
Operating expenses
Sales and marketing	5,126	3,507
Research and development	1,240	1,043
General and administrative	2,455	1,665
Total operating expenses	8,821	6,215
Income from operations	507	1,047
Other income (expense)
Interest expense	--	(45)
Interest income	32	--
Other expense	(18)	(18)
Total other income (expense), net	14	(63)
Income tax expense	(29)	(65)
Net income	$ 492	$ 919

Net income per share
Basic	$ 0.04	$ 2.81
Diluted	$ 0.04	$ 0.10

Weighted average common shares used to compute net income per share
Basic	11,864	327
Diluted	12,698	9,525

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2011	2010

Cash flows from operating activities
Net income	$ 492	$ 919
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	422	340
Provision for doubtful accounts	55	102
Stock-based compensation	312	51
Change in carrying value of preferred stock warrants	--	27
Other	--	2
Changes in assets and liabilities
Accounts receivable	(837)	(460)
Prepaid expenses and other current assets	(360)	(573)
Deferred costs	(255)	(235)
Accounts payable	581	(137)
Deferred revenue	264	319
Accrued compensation and benefits	(215)	(338)
Accrued expenses and other current liabilities	101	237
Net cash provided by operating activities	560	254
Cash flows from investing activities
Purchases of property and equipment	(488)	(130)
Net cash used in investing activities	(488)	(130)
Cash flows from financing activities
Borrowings on line of credit	--	4,450
Payments on line of credit	--	(4,350)
Payments on equipment loans	--	(138)
Payments of capital lease obligations	(122)	(21)
Net proceeds from exercise of options to purchase common stock	24	--
Net cash used in financing activities	(98)	(59)
Net increase (decrease) in cash and cash equivalents	(26)	65
Cash and cash equivalents at beginning of period	40,473	5,931
Cash and cash equivalents at end of period	$ 40,447	$ 5,996
CONTACT: Investor Relations:
         The Blueshirt Group
         415-217-7722
         Todd Friedman, todd@blueshirtgroup.com
         Stacie Bosinoff, stacie@blueshirtgroup.com

         Media:
         Kay Rindels
         SPS Commerce
         866-245-8100
         krindels@spscommerce.com

         Kim Baker
         PAN Communications
         978-474-1900
         spscommerce@pancomm.com